Exhibit 99.1

CONSTELLATION BRANDS AND E. & J. GALLO SIGN AGREEMENT WITH FEDERAL TRADE COMMISSION STAFF RELATING TO CONSENT ORDER ON PENDING TRANSACTION;
CONSTELLATION PROVIDES BUSINESS UPDATE FOR FISCAL 2021

VICTOR, N.Y., Nov. 9, 2020 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that it and E. & J. Gallo Winery have signed an Agreement Containing Consent Order with the Bureau of Competition of the U.S. Federal Trade Commission (FTC) regarding Gallo’s pending acquisition of a portion of Constellation’s wine and spirits portfolio principally priced at $11 retail and below, including certain related facilities located in California, New York, and Washington State. The proposed consent order marks the final stages in the FTC review process and remains subject to review and approval by the FTC Commissioners, who typically provide their final review within 30 to 45 days. Therefore, Constellation anticipates closing in the fourth quarter of fiscal 2021.

The proposed consent order, if accepted by the FTC Commissioners, would allow Constellation and Gallo to complete the sale under the terms of the Second Amended and Restated Asset Purchase Agreement announced in May 2020. As set forth in the May 2020 agreement the transaction price is approximately $1.03 billion, subject to closing adjustments, of which $250 million is an earnout if brand performance provisions are met over a two-year period after closing. Constellation also expects to close its separate but related transactions with Gallo to divest the New Zealand-based Nobilo Wine brand and related assets for $130 million and with Sazerac to divest the Paul Masson Grande Amber Brandy brand, related inventory and interests in certain contracts for approximately $255 million by the end of the fourth quarter of fiscal 2021, subject to FTC acceptance of the proposed consent order.

In addition, now that the Company is nearing the end of its fiscal third quarter, Constellation is providing a business update for fiscal 2021. Despite COVID-related challenges, the company remains confident in the resiliency of its business in the midst of the pandemic. As such, Constellation’s Beer Business now expects to deliver results for fiscal 2021 that are in line with its medium-term goal of sales and operating income growth in the 7%-9% range. This assumes production of the company’s high-performing beer brands remains uninterrupted for the remainder of the year. Previously provided third quarter fiscal 2021 Wine and Spirits Business guidance remains unchanged with the Gallo transaction expected to close in the fourth quarter.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, expected sales and operating income growth, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on any contemplated timetable. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The actual impact of COVID-19 and its associated operating environment may be materially different than management’s expectations. The pending transaction between Constellation Brands and E. & J. Gallo Winery (the “Wine and Spirits Transaction”), the previously announced Paul Masson Grande Amber Brandy transaction, and the previously announced concentrates and high color concentrate business transaction (collectively with the Wine and Spirits Transaction, the “Pending Transactions”) and the separate but related pending Nobilo transaction with E. & J. Gallo Winery, are each subject to the satisfaction of certain closing conditions, including the receipt of required regulatory clearances. The Nobilo transaction is also conditioned on completion of the Wine and Spirits Transaction. A condition to closing the concentrates business transaction is the FTC acceptance for public comment of a consent order relating to the Wine and Spirits Transaction. There can be no assurance that the Pending Transactions or the Nobilo transaction will occur or will occur on the terms or timetables contemplated hereby, that Constellation Brands will receive any specific amount of transaction proceeds from the Pending Transactions or the Nobilo transaction, or that Constellation Brands will receive any earnout (contingent consideration) or any specific amount of earnout (contingent consideration).

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including FTC acceptance of the consent order for public comment, approval of the Consent Decree by the Commissioners of the FTC, completion of the Pending Transactions and the Nobilo transaction on the expected terms, conditions and timetables; regulatory requirements; actual purchase price adjustments and other actual closing adjustments; the actual market performance of brands included in the contingent consideration payment opportunity; the duration and impact of the COVID-19 pandemic, including but not limited to closure of non-essential businesses, which may include our manufacturing facilities, quarantines or curfews, and other governmental containment actions; production or shipment difficulties that could adversely affect our ability to supply our customers; the accuracy of all projections; and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2020, which could cause actual future performance to differ from current expectations.

ABOUT CONSTELLATION BRANDS
At Constellation Brands (NYSE: STZ and STZ.B), our mission is to build brands that people love because we believe sharing a toast, unwinding after a day, celebrating milestones, and helping people connect, are Worth Reaching For. It’s worth our dedication, hard work, and the bold calculated risks we take to deliver more for our consumers, trade partners, shareholders, and communities in which we live and work. It’s what has made us one of the fastest-growing large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Today, we are a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Every day, people reach for our high-end, iconic imported beer brands such as Corona Extra, Corona Light, Corona Premier, Modelo Especial, Modelo Negra, and Pacifico, and our high-quality premium wine and spirits brands, including the Robert Mondavi Brand Family, Kim Crawford, Meiomi, The Prisoner Brand Family, SVEDKA Vodka, Casa Noble Tequila, and High West Whiskey.

But we won’t stop here. Our visionary leadership team and passionate employees from barrel room to boardroom are reaching for the next level, to explore the boundaries of the beverage alcohol industry and beyond. Join us in discovering what’s Worth Reaching For.

To learn more, follow us on Twitter @cbrands and visit www.cbrands.com.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Mike McGrew 773-251-4934 / michael.mcgrew@cbrands.com Amy Martin 585-678-7141 / amy.martin@cbrands.com	Patty Yahn-Urlaub 585-678-7483 / patty.yahn-urlaub@cbrands.com Marisa Pepelea 312-741-2316 / marisa.pepelea@cbrands.com